Filed pursuant to Rule 424(b)(5)
Registration No. 333-264193

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 19, 2022)

Modular Medical, Inc.

449,438 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 1,348,314 Shares of Common Stock

We are offering 449,438 shares of our Common Stock, par value $0.001 per share, or Common Stock, pursuant to this prospectus supplement and accompanying prospectus at a price per share equal to $4.45. We are also offering pre-funded warrants to purchase an aggregate of 1,348,314 shares of common stock, or the Pre-Funded Warrants, in lieu of shares of common stock for any such purchaser whose purchase of shares in this offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 9.99% of our outstanding common stock immediately following the consummation of this offering. Each Pre-Funded Warrant is exercisable for one share of our common stock. The purchase price of each Pre-Funded Warrant is equal to the price at which a share of common stock is sold in this offering, minus $0.01, and the exercise price of each Pre-Funded Warrant is $0.01 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. In a concurrent private placement, we are also selling to the purchasers of shares of our Common Stock in this offering warrants to purchase an aggregate of 1,438,202 shares of our Common Stock, or the Purchase Warrants. The Purchase Warrants have an exercise price of $6.60 per share and are exercisable beginning six months from the date of issuance for a period of five years. The Purchase Warrants issued in the private placement and the shares of our Common Stock issuable upon the exercise of the Purchase Warrants are not being registered under the Securities Act of 1933, as amended, or the Securities Act, at this time, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Our Common Stock is traded on The Nasdaq Capital Market under the symbol “MODD.” On May 2, 2022, the last reported sale price of our Common Stock as reported on the Nasdaq Capital Market was $4.32 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding Common Stock held by non-affiliates was approximately $24,871,415 based on 10,461,898 shares of outstanding Common Stock, of which approximately 5,386,099 shares were held by affiliates, and a price of $4.90 per share, which was the last reported sale price of our Common Stock on The Nasdaq Capital Market on April 27, 2022. As of the date of this prospectus supplement, we have not offered and sold any of our securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read the discussion of material risks of investing in our securities under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and the documents incorporated by reference herein and page 2 of the accompanying prospectus.

We have engaged Oppenheimer & Co. to act as our sole placement agent in connection with this offering. The placement agent has agreed to use their reasonable best efforts to place the securities offered by this prospectus supplement. We have agreed to pay the placement agent the fees set forth in the table below.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$4.45	$4.44	$7,986,513.26
Placement agent’s fees(1)	$0.27	$0.26	$479,190.80
Proceeds, before expenses, to us	$4.18	$4.18	$7,507,322.46

(1)	We have also agreed to reimburse the placement agent for certain offering-related expenses. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of Common Stock is expected to be made on or about May 5, 2022, subject to customary closing conditions.

Sole Placement Agent

Oppenheimer & Co.

The date of this prospectus supplement is May 2, 2022.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in the accompanying prospectus-the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized, and the placement agent has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Common Stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus, respectively.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Common Stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q that we file with the SEC and incorporated by reference hereto, before making an investment decision.

As used herein, and any amendment or supplement hereto, unless otherwise indicated, “we,” “us,” “our,” the “Company,” “MODD” or similar terminology means Modular Medical, Inc.

Overview

Modular Medical, Inc. is a development stage medical device company focused on the design, development, and commercialization of an innovative insulin pump using modernized technology to increase pump adoption in the diabetes marketplace. Through the creation of a novel two-part patch pump, our MODD1 product candidate, or MODD1, the Company seeks to fundamentally alter the trade-offs between cost and complexity and access to the higher standards of care that presently available insulin pumps provide. By simplifying and streamlining the user experience from introduction, prescription, reimbursement, training and day-to-day use, we seek to expand the wearable insulin delivery device market beyond the highly motivated “super users” and expand the category into the mass market. The product candidate seeks to serve both the type 1 and the rapidly growing, especially in terms of device adoption, type 2 diabetes markets.

Our team has substantial knowledge of the diabetes industry and experience in developing, obtaining regulatory authorization for, and bringing insulin pumps to market. Based on this experience, we believe that our innovative insulin pump, using a new and proprietary method of pumping insulin, can address most or all of these shortcomings. It provides a state-of-the-art insulin pump capable of both basal (steady flow) and bolus (mealtime dosing) insulin disbursement. It also has been designed considering a natural migration path to multi-chamber/multi-liquid pumps, potentially offering an exciting array of new therapies to patients with diabetes and other conditions.

Our goal is to become the leader in expanding access to insulin pump technology to a wider portion of diabetes sufferers and provide not just care for the super users, but “diabetes care for the rest of us.”

The MODD1 is a high-precision, first-line pump that we believe represents the best choice for new pump patients because it is easy to afford, easy to learn, easy to use, and has a revolutionary design and technology that enable precision with low-cost manufacture and high reproducibility.

Corporate Information

Our principal executive offices are located at 16772 West Bernardo Drive, San Diego, CA 92127 and our telephone number is (858) 800-3500. We maintain a website at www.modular-medical.com to which we regularly post copies of our press releases, as well as additional information about us. Our filings with the SEC, will be available free of charge through the website as soon as reasonably practicable after being electronically filed with or furnished to the SEC. Information contained on, or accessible through, our website does not constitute a part of this prospectus or our other filings with the SEC, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our Units.

All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

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THE OFFERING

Common Stock offered by us in this offering	449,438 shares

Offering price per share	$4.45

Pre-Funded Warrants offered by us in this offering	We are also offering Pre-Funded Warrants to purchase up to 1,348,314 shares of common stock to the institutional investor whose purchase of shares of common stock in this offering would otherwise result in the institutional investor, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding common stock immediately following the consummation of this offering, in lieu of shares of common stock that would otherwise result in each such institutional investor’s beneficial ownership exceeding 9.99% of our outstanding common stock. The purchase price of each Pre-Funded Warrant is equal to the price at which the share of common stock is being sold in this offering, minus $0.01, and the exercise price of each Pre-Funded Warrant is $0.01 per share. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This offering also relates to the shares of common stock issuable upon exercise of the Pre-Funded Warrants sold in this offering. See “Description of Securities We Are Offering” for a discussion on the terms of the Pre-Funded Warrants

Common Stock outstanding immediately before this offering	10,461,898 shares

Common Stock outstanding immediately after this offering	12,259,650 shares (assuming full exercise of the Pre-Funded Warrants)

Use of proceeds

We estimate that our net proceeds from this offering will be approximately $7.3 million after deducting placement agent fees and other estimated offering expenses payable by us and excluding the proceeds from the exercise of the Purchase Warrants if any (there will be no proceeds from the concurrent private placement of the Purchase Warrants).

We plan to use the net proceeds of this offering for working capital and general corporate purposes. See “Use of Proceeds.”

Concurrent Private Placement	In a concurrent private placement, we are also selling to the purchasers of shares of our Common Stock in this offering Purchase Warrants to purchase an aggregate of 1,438,202 shares of our Common Stock, with an exercise price of $6.60 per share. The Purchase Warrants are exercisable beginning six months from the date of issuance, for a period of five years. The Purchase Warrants issued in the private placement and the shares of our Common Stock issuable upon the exercise of the Purchase Warrants are not being registered under the Securities Act at this time, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder

Risk factors	You should carefully read and consider the information beginning on page S-5 of this prospectus supplement and page 2 of the accompanying prospectus set forth under the headings “Risk Factors” and all other information set forth in this prospectus supplement, the accompanying prospectus, and the documents incorporated herein and therein by reference before deciding to invest in our securities.

Nasdaq Capital Market symbol for Common Stock	“MODD.”
S-3

The number of shares of our Common Stock to be outstanding after this offering is based on 10,461,898 shares of our Common Stock outstanding as of the date hereof, and excludes as of such date:

•	1,438,202 shares of Common Stock that may be issued upon exercise of the Purchase Warrants at an exercise price of $6.60 per share;

•	4,779,072 shares of common stock that may be issued upon the exercise of outstanding warrants;

•	1,847,735 shares of common stock that may be issued upon the exercise of outstanding stock options; and

•	792,435 shares of our Common Stock reserved for issuance pursuant to future awards under our Amended 2017 Equity Incentive Plan, or the 2017 Plan.

Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise of outstanding stock options, no settlement of outstanding restricted stock units, no exercise of outstanding warrants and no exercise of the Purchase Warrants.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended March 31, 2021 and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus and in the documents incorporated herein and therein by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our Common Stock to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the Common Stock you purchase.

Since the price per share of our Common Stock being offered is substantially higher than the net tangible book value per share of our Common Stock, you will suffer immediate and substantial dilution in the net tangible book value of the Common Stock you purchase in this offering. Based on a public offering price of $4.45 per share, if you purchase shares of Common Stock in this offering, you will suffer immediate and substantial dilution of $4.56 per share with respect to the net tangible book value of the Common Stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase Common Stock in this offering.

You may experience future dilution as a result of future equity offerings and other issuances of our Common Stock or other securities. In addition, this offering and future equity offerings and other issuances of our Common Stock or other securities may adversely affect our Common Stock price.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock or securities convertible into Common Stock in future transactions may be higher or lower than the price per share in this offering. In addition, we are issuing (i) Pre-Funded Warrants to Purchase up to 1,348,314 Shares of Common Stock, as part of this offering, and (ii) warrants to purchase 1,438,202 shares of Common Stock in a concurrent private placement. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of Common Stock under our stock incentive programs. In addition, the sale of shares in this offering and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares of Common Stock for sale will have on the market price of our Common Stock.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein, include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical fact contained in this prospectus, any accompanying prospectus supplement, or the documents incorporated by reference herein or therein, including statements regarding estimates, future events, our future financial performance, business strategy and plans and objectives of management for future operations, including with respect to us specifically and the cancer diagnostics industry in general, are forward-looking statements. We have attempted to identify estimates and forward-looking statements by terminology including “aims,” “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “plans,” “potential,” “predicts,” “seeks,” “should,” “suggests,” “targets” or “will” or the negative of these terms or other comparable terminology. Although we do not make estimates or forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Our estimates and forward-looking statements are based on our current assumptions and expectations about future events and trends, which affect or may affect our business, strategy, operations or financial performance. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause our or our industry’s actual results, levels of activity, performance or achievements to vary materially from those expressed or implied by these estimates and forward-looking statements.

Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed under the section entitled “Risk Factors” in this prospectus, any accompanying prospectus supplement, and in any documents incorporated by reference herein and therein. Readers should carefully review this information as well as other risks and uncertainties described in other filings with the SEC that we may make after the filing date of this prospectus. See the information included under the heading “Where You Can Find More Information.”

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any estimates or forward-looking statements. All estimates and forward-looking statements speak only as of the date they were made, and, except to the extent required by applicable law or regulation, we undertake no obligation to update or to review any estimate and/or forward-looking statement. In light of these risks and uncertainties, we cannot assure you that the estimates or forward-looking statements contained in this prospectus, any accompanying prospectus supplement, or the documents incorporated by reference herein or therein, will in fact occur. You should not place undue reliance on these estimates and forward-looking statements.

We qualify all of our forward-looking statements by these cautionary statements.

S-6

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $7.3 million based on the sale of 449,438 shares of Common Stock at an offering price of $4.45 per share and 1,348,314 Pre-Funded Warrants at an offering price of $4.44, per Pre-Funded Warrant, after deducting placement agent’s fees and commissions (6%) and estimated offering expenses payable by us of approximately $175,000 and excluding the proceeds from the exercise of the Purchase Warrants, if any (there will be no proceeds from the concurrent private placement of the Purchase Warrants).

We intend to use the net proceeds from this offering for working capital and general corporate purposes. The proceeds from this offering are expected to be sufficient to enable us to continue operations for a period of at least 12 months from the date of this prospectus. We expect that we will have to raise such additional funds through the sale of additional equity or equity backed securities. Any future equity or equity linked financing that we may need may not be able available on terms favorable to us or at all.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition we face and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

DILUTION

If you invest in our Common Stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our Common Stock immediately after this offering. Our net tangible book value of our Common Stock as of December 31, 2021 was approximately $(8,246,635), or approximately $(1.29) per share of Common Stock based on 6,373,706 shares outstanding at that time. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of 449,438 shares of Common Stock in this offering at a public offering price of $4.45 per share of our Common Stock and assuming the exercise in full of the Pre-Funded Warrants to purchase 1,348,314 shares of Common Stock at an offering price of $4.44 per Pre-Funded Warrant (without regard to the offering proceeds from the sale of the Purchase Warrants), and after deducting the placement agent fees and estimated offering expenses payable by us, our adjusted net tangible book value as of December 31, 2021 would have been approximately $(914,313), or approximately $(0.11) per share of Common Stock. This represents an immediate increase in net tangible book value of $1.18 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $4.56 per share to new investors participating in this offering, as illustrated by the following table:

Public offering price per share	$4.45
Net tangible book value per share as of December 31, 2021	$(1.29)
Increase in net tangible book value per share attributable to this offering	$1.18
Adjusted net tangible book value per share as of December 31, 2021 after this offering	$(0.11)
Dilution per share to new investors	$4.56

The discussion of dilution, and the table quantifying it, assume the sale of all shares covered by this prospectus supplement and no exercise of any outstanding options or warrants or other potentially dilutive securities. The exercise of potentially dilutive securities having an exercise price less than the offering price would increase the dilutive effect to new investors.

The above discussion and table are based on 6,373,706 shares of our common stock outstanding on December 31, 2021 and excludes, as of such date, the following:

•	1,845,953 shares of our common stock issuable upon the exercise of outstanding options with a weighted average exercise price of $7.57 per share;

•	767,796 shares of our common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $24.00; and

•	any additional shares of common stock issued after December 31, 2021, including upon conversion or exercise of securities convertible or exercisable for shares of common stock.

To the extent that any outstanding stock options, warrants or Purchase Warrants are converted or exercised, new options are issued under our equity incentive plans and subsequently exercised or we issue additional shares of Common Stock in the future, there will be further dilution to new investors participating in this offering.

S-7

DESCRIPTION OF SECURITIES WE ARE OFFERING

General

The following description is not complete and may not contain all the information you should consider before investing in our common stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our certificate of incorporation, as amended, referred to herein as our certificate of incorporation, and our bylaws.

We are authorized to issue up to 50,000,000 shares of Common Stock, par value $0.001 per share and up to 5,000,000 shares of preferred stock, par value $0.001 per share.  As of the date hereof, we had 10,461,898 shares of our Common Stock outstanding.

Common Stock

Each holder of our Common Stock is entitled to a pro rata share of any cash distributions made to shareholders, including any dividend payments. The holders of our Common Stock are entitled to one vote for each share or record on all matters to be voted on by our shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, under our charter documents, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. Our board of directors currently is elected as a single class. Our board of directors may from time to time declare dividends on our outstanding shares. In the event of our liquidation, dissolution or winding up, the holders of our Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our Common Stock. Holders of shares of our Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our Common Stock.

Market, Symbol and Transfer Agent

Our Common Stock is listed for trading on the Nasdaq Capital Market under the symbol “MODD”. The transfer agent and registrar for our Common Stock is Colonial Stock Transfer Company, Inc., 66 Exchange Place, 1st Floor, Salt Lake City, UT 84111. Its telephone number is 801-355-5740.

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Pre-Funded Warrants

The following is a summary of the material terms and provisions of the Pre-Funded Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of Pre-Funded Warrants, which has been provided to the investor in this offering and which was filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price

The Pre-Funded Warrants offered hereby will have an exercise price of $0.01 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. Pre-Funded Warrants will be issued in certificated form only.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of such holder’s Pre-Funded Warrants to the extent that the holder would own more than 9.99% of our outstanding common stock immediately after exercise, except that upon notice from the holder to us, the holder may decrease or increase the limitation of ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants, provided that any increase in such limitation shall not be effective until 61 days following notice to us.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon exercise of a Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

Transferability

A Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Pre-Funded Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for any of the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

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Rights as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of the holders’ ownership of shares of our common stock, the holders of Pre-Funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until such Pre-Funded Warrant holders exercise their Pre-Funded Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Waivers and Amendments

No term of the Pre-Funded Warrants may be amended or waived without the written consent of the holder of such Pre-Funded Warrant.

PRIVATE PLACEMENT TRANSACTION

In a concurrent private placement, or the Private Placement Transaction, we are selling to purchasers of our Common Stock in this offering the Purchase Warrants to purchase an aggregate of 1,438,202 shares of our Common Stock with an exercise price of $6.60 per share

The Purchase Warrants and the shares of our Common Stock issuable upon the exercise of the Purchase Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, purchasers may only sell shares of Common Stock issued upon exercise of the Purchase Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Exercisability. The Purchase Warrants are exercisable beginning six months from the date of issuance, and at any time thereafter up to five years from the initial exercise date, at which time any unexercised Purchase Warrants will expire and cease to be exercisable. The Purchase Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of Common Stock underlying the Purchase Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If a registration statement registering the issuance of the shares of Common Stock underlying the Purchase Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Purchase Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Purchase Warrant. No fractional shares of Common Stock will be issued in connection with the exercise of a Purchase Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Purchase Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

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Exercise Price. The Purchase Warrants will have an exercise price of $6.60 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the Purchase Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the Purchase Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Purchase Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Purchase Warrants will be limited.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Purchase Warrants with the same effect as if such successor entity had been named in the Purchase Warrant itself. If holders of our Common Stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Purchase Warrant following such fundamental transaction. Notwithstanding anything to the contrary, in the event of a fundamental transaction, the holder will have the right to require us or a successor entity to repurchase its warrants at the Black Scholes value; provided, however, that if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of its warrants, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Purchase Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Purchase Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Purchase Warrant.

Resale Registration Rights. We are required to file a registration statement providing for the resale of the shares of Common Stock issued and issuable upon the exercise of the Purchase Warrants by June 6, 2022.

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PLAN OF DISTRIBUTION

Oppenheimer & Co. Inc., or Oppenheimer, has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the engagement letter dated April 29, 2022. We refer to Oppenheimer as the placement agent. The placement agent is not purchasing or selling any of the shares of our Common Stock offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of shares of our Common Stock, but has agreed to use its reasonable best efforts to arrange for the sale of all of the shares of our Common Stock offered hereby. Therefore, we will enter into a securities purchase agreement directly with investors in connection with this offering and we may not sell the entire amount of shares of our Common Stock offered pursuant to this prospectus supplement. We will make offers only to a limited number of institutional accredited investors. Oppenheimer is also acting as placement agent for the private placement transaction and is being paid a fee related to the placement of the Purchase Warrants.

We have agreed to indemnify Oppenheimer against specified liabilities, including liabilities under the Securities Act, and to contribute to payments Oppenheimer may be required to make in respect thereof.

Pursuant to the terms of the securities purchase agreement, from the date hereof until 90 days after the closing date of this offering, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents, subject to certain exceptions set forth in the securities purchase agreement.

In addition, we have also agreed with the purchasers of our Common Stock and the Purchase Warrants that, subject to certain exceptions, from the date of this prospectus supplement until six months after the closing date of this offering, that we will not effect or enter into an agreement to effect a “Variable Rate Transaction” as defined in the securities purchase agreement to be entered into with each purchaser.

Fees and Expenses

We have agreed to pay the placement agent a placement agent fee equal to 6% of the aggregate purchase price of the shares of our Common Stock sold in this offering. The following table shows the per share and total cash placement agent fees we will pay to the placement agent in connection with the sale of the shares of our Common Stock and Pre-Funded Warrants offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the shares offered hereby.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$4.45	$4.44	$7,986,513.26
Placement agent’s fees(1)	$0.27	$0.26	$479,190.80
Proceeds, before expenses, to us	$4.18	$4.18	$7,507,322.46

(1)	We have also agreed to reimburse the placement agent for certain offering-related expenses. See “Plan of Distribution.”

We have also agreed to reimburse Oppenheimer & Co.’s actual out-of-pocket expenses up to $75,000, in the aggregate.

We estimate that the total expenses of the offering payable by us, excluding the placement agent’s fees and reimbursable expenses, will be approximately $175,000.

The placement agent may be deemed to be an underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the shares sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent or by an affiliate. Other than this prospectus supplement and the accompanying prospectus, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

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The foregoing does not purport to be a complete statement of the terms and conditions of the placement agent’s engagement agreement and the securities purchase agreement. A copy of the securities purchase agreement with the purchasers is included as an exhibit to our Current Report on Form 8-K that will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The placement agent may arrange to sell securities offered by this prospectus supplement and accompanying prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “MODD.”

LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus supplement has been passed upon for us by Lucosky Brookman LLP. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., is acting as counsel for the placement agent in connection with the shares offered hereby.

EXPERTS

The consolidated balance sheets of Modular Medical, Inc. as of March 31, 2021 and March 31, 2020, and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years then ended have been audited by Farber Hass Harley LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein. Such consolidated financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Common Stock being offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the Common Stock offered by this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov. We maintain a website at https://modular-medical.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus supplement.

S-13

INCORPORATION OF CERTAIN information BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus supplement. We are incorporating by reference the documents listed below, which we have already filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 filed with the SEC on June 29, 2021;

•	our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2021, September 30, 2021 and December 31, 2021, filed with the SEC on August 16, 2021, November 12, 2021 and February 14, 2022, respectively;

•	our Current Reports on Form 8-K filed with the SEC on May 12, 2021, May 24, 2021, August 16, 2021, September 17, 2021, September 30, 2021, October 29, 2021, December 1, 2021, December 3, 2021, January 4, 2022, February 14, 2022, February 25, 2022 and April 8, 2022; and

•	the description of the Company’s Common Stock contained in the Company’ Registration Statement on Form 8-A (File No. 001-41277) filed on February 9, 2022, including any amendment or report filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports or portions of current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering of all of the securities covered by this prospectus supplement. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document that we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered a copy of the documents incorporated by reference into this prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement, at no cost by writing or telephoning us at the following address:

Modular Medical, Inc.

16772 W. Bernardo Drive

San Diego, California 92127

attention: General Counsel

Telephone: (858) 800-3500

This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.

S-14

PROSPECTUS

MODULAR MEDICAL, INC.

$50,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $50,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; and common stock or preferred stock or debt securities upon the exercise of warrants.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our Common Stock is traded on The Nasdaq Capital Market under the symbol “MODD.” On April 19, 2022, the last reported sale price of our Common Stock as reported on the Nasdaq Capital Market was $4.28 per share. The aggregate market value of our outstanding Common Stock held by non-affiliates was approximately $22,942,611 based on 10,461,898 shares of outstanding Common Stock, of which approximately 5,386,099 shares were held by affiliates, and a price of $4.52 per share, which was the last reported sale price of our Common Stock on The Nasdaq Capital Market on March 29, 2022. As of the date of this prospectus supplement, we have not offered and sold any of our securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 2 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 19, 2022

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock, preferred stock, various series of debt securities or warrants to purchase common stock or preferred stock, either individually or in units, in one or more offerings, with a total value of up to $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “Modular Medical,” “the Company,” “the Registrant,” “we,” “us,” “our” and similar terms refer to Modular Medical, Inc.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus or incorporated by reference in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before investing in our securities, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus. Before you decide whether to purchase our securities, you should read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus carefully, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

Modular Medical is a development stage medical device company focused on the design, development, and commercialization of an innovative insulin pump using modernized technology to increase pump adoption in the diabetes marketplace. Through the creation of a novel two-part patch pump, our MODD1 product candidate, or MODD1, the Company seeks to fundamentally alter the trade-offs between cost and complexity and access to the higher standards of care that presently available insulin pumps provide. By simplifying and streamlining the user experience from introduction, prescription, reimbursement, training and day-to-day use, we seek to expand the wearable insulin delivery device market beyond the highly motivated “super users” and expand the category into the mass market. The product candidate seeks to serve both the type 1 and the rapidly growing, especially in terms of device adoption, type 2 diabetes markets/

Our team has substantial knowledge of the diabetes industry and experience in developing, obtaining regulatory authorization for, and bringing insulin pumps to market. Based on this experience, we believe that our innovative insulin pump, using a new and proprietary method of pumping insulin, can address most or all of these shortcomings. It provides a state-of-the-art insulin pump capable of both basal (steady flow) and bolus (mealtime dosing) insulin disbursement. It also has been designed considering a natural migration path to multi-chamber/multi-liquid pumps, potentially offering an exciting array of new therapies to patients with diabetes and other conditions.

Our goal is to become the leader in expanding access to insulin pump technology to a wider portion of diabetes sufferers and provide not just care for the super users, but “diabetes care for the rest of us.”

The MODD1 is a high-precision, first-line pump that we believe represents the best choice for new pump patients because it is easy to afford, easy to learn, easy to use, and has a revolutionary design and technology that enable precision with low-cost manufacture and high reproducibility.

Corporate Information

Our principal executive offices are located at 16772 West Bernardo Drive, San Diego, CA 92127 and our telephone number is (858) 800-3500. We maintain a website at www.modular-medical.com to which we regularly post copies of our press releases, as well as additional information about us. Our filings with the Securities and Exchange Commission, or SEC, will be available free of charge through the website as soon as reasonably practicable after being electronically filed with or furnished to the SEC. Information contained on, or accessible through, our website does not constitute a part of this prospectus or our other filings with the SEC, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our Units.

All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

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RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our Registration Statement on Form S-1, filed with the SEC on February 9, 2022, as amended, our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical fact contained in this prospectus, any accompanying prospectus supplement, or the documents incorporated by reference herein or therein, including statements regarding estimates, future events, our future financial performance, business strategy and plans and objectives of management for future operations, including with respect to us specifically and the cancer diagnostics industry in general, are forward-looking statements. We have attempted to identify estimates and forward-looking statements by terminology including “aims,” “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “plans,” “potential,” “predicts,” “seeks,” “should,” “suggests,” “targets” or “will” or the negative of these terms or other comparable terminology. Although we do not make estimates or forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Our estimates and forward-looking statements are based on our current assumptions and expectations about future events and trends, which affect or may affect our business, strategy, operations or financial performance. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause our or our industry’s actual results, levels of activity, performance or achievements to vary materially from those expressed or implied by these estimates and forward-looking statements.

Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed under the section entitled “Risk Factors” in this prospectus, any accompanying prospectus supplement, and in any documents incorporated by reference herein and therein. Readers should carefully review this information as well as other risks and uncertainties described in other filings with the SEC that we may make after the filing date of this prospectus. See the information included under the heading “Where You Can Find More Information.”

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any estimates or forward-looking statements. All estimates and forward-looking statements speak only as of the date they were made, and, except to the extent required by applicable law or regulation, we undertake no obligation to update or to review any estimate and/or forward-looking statement. In light of these risks and uncertainties, we cannot assure you that the estimates or forward-looking statements contained in this prospectus, any accompanying prospectus supplement, or the documents incorporated by reference herein or therein, will in fact occur. You should not place undue reliance on these estimates and forward-looking statements.

We qualify all of our forward-looking statements by these cautionary statements.

3

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of our securities offered by us hereby for working capital and other general corporate purposes.

We may set forth additional information regarding the use of proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of net proceeds.

GENERAL DESCRIPTION OF SECURITIES

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, in one or more offerings, up to $50,000,000 in the aggregate, inclusive of any exercise price thereof, of:

•	shares of our common stock, par value $0.001 per share;
•	shares of our preferred stock, par value $0.001 per share;
•	debt securities;
•	warrants to purchase shares of our common stock;
•	units comprised of one or more shares of common stock and warrants in any combination; or
•	any combination of the foregoing, each on terms to be determined at the time of sale.

The common stock, preferred stock, debt securities, warrants and units are collectively referred to herein as the securities. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will, to the extent required by law, provide you with a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information in this prospectus. The securities involve various risks that we will describe in the section entitled “Risk Factors” that will be included in each prospectus supplement. For more details, see the information included under the heading “About this Prospectus.”

4

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue up to 50,000,000 shares of Common Stock, par value $0.001 per share and up to 5,000,000 shares of preferred stock, par value $0.001 per share. As of April 1, 2022, we had 10,461,898 shares of our Common Stock outstanding.

The following description is a summary, does not purport to be complete and is subject to and qualified in its entirety by reference to our amended and restated articles of incorporation, and our amended bylaws, each of which is incorporated herein by reference and are exhibits to the registration statement of which this prospectus forms a part. We encourage you to read our amended and restated articles of incorporation, our amended bylaws and the applicable provisions of the Nevada Revised Statutes (the “NRS”) for additional information.

Common Stock

Each holder of our Common Stock is entitled to a pro rata share of any cash distributions made to shareholders, including any dividend payments. The holders of our Common Stock are entitled to one vote for each share or record on all matters to be voted on by our shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, under our charter documents, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. Our board of directors currently are elected as a single class. Our board of directors may from time to time declare dividends on our outstanding shares. In the event of our liquidation, dissolution or winding up, the holders of our Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our Common Stock. Holders of shares of our Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our Common Stock.

Preferred Stock

Our articles of incorporation provide that our board of directors has the right in its discretion to issue preferred stock without approval of our shareholders and to set the series, classes, rights, privileges and preferences of our preferred stock or any classes, or series thereof without approval. In the event of a hostile takeover, the board of directors could potentially use this preferred stock to preserve control.

Outstanding Common Stock Warrants

As of April 1, 2022, we had the following warrants outstanding to purchase shares of our common stock:

•	4,011,276 at an exercise price of $6.60 per share; and

•	767,796 at an exercise price of $6.00 per share.

Outstanding Common Stock Options

As of April 1, 2022, we had 1,650,735 outstanding options to purchase shares of our Common Stock at a weighted average exercise price of $6.58 per share. In addition, on April 1, 2022, we had 989,435 shares available for future issuance under our Amended 2017 Equity Incentive Plan.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Colonial Stock Transfer Company, Inc., 7840 S 700 E, Sandy, UT 84070. Its telephone number is 801-355-5740.

Stock Market Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “MODD.”

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DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture will provide that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture will limit the amount of debt securities that may be issued thereunder, and each indenture will provide that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title or designation;

•	the aggregate principal amount and any limit on the amount that may be issued;

•	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

•	the maturity date and the date or dates on which principal will be payable;

•	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place or places where payments will be payable;

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•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion on any material or special U.S. federal income tax considerations applicable to a series of debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

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All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

We may offer, sell and issue, from time to time, warrants to purchase shares of our common stock. The warrants may be issued independently or together with shares of our common stock and may be attached to or separate from the shares of our common stock. If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which will be contracts between us and/or a bank or trust company, as warrant agent, and the holders of the warrants or an agent for the holders of the warrants, all as shall be set forth in the prospectus supplement relating to warrants being offered pursuant to such prospectus supplement. The forms of warrant agreements or warrant certificates, as applicable, relating to the warrants will be filed as exhibits to the registration statement of which this prospectus is part and/or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

Whenever warrants are to be issued and sold pursuant to this prospectus, we will file a prospectus supplement relating to that offer and sale which will specify (in each case as applicable):

•	the number of shares of common stock purchasable upon exercise of the warrants and the exercise price at which such number of shares may be purchased upon exercise;
•	the price or prices at which the warrants will be issued;
•	the provisions, if any, for changes to or adjustments in the exercise price;
•	the provisions, if any, for call rights or put rights relating to the warrants or the underlying shares of common stock;
•	the date on which the right to exercise the warrants shall commence and the date on which the right will expire;
•	if applicable, the number of warrants issued with each share of our common stock;
•	if applicable, the date on and after which the warrants and the related common stock will be separately transferable; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange, exercise and settlement of the warrants.

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Until any warrants to purchase common stock are exercised, the holders of warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

Each warrant will entitle the holder to purchase for cash such shares of our common stock at such exercise price as shall be in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the Company or the corporate trust office of the warrant agent, as applicable, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of our common stock purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination from time to time. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. If we issue units, they will be evidenced by unit agreements or unit certificates issued under one or more unit agreements, which will be contracts between us and the holders of the units or an agent for the holders of the units. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The forms of unit agreements or unit certificates, as applicable, relating to the units will be filed as exhibits to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We may sell our securities from time to time in any manner permitted by the Securities Act, including any one or more of the following ways:

•	to investors through agents;
•	directly to agents;
•	to or through underwriters;
•	to or through broker-dealers (acting as agent or principal);
•	in a block trade;
•	in ordinary brokerage transactions and transactions in which a broker solicits purchasers;
•	in privately negotiated transactions;
•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; and/or
•	directly to purchasers, through a specific bidding or auction process or otherwise.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

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We will set forth in a prospectus supplement the terms of the offering of our securities, including:

•	the name or names of any agents, underwriters or dealers;
•	the purchase price of our securities being offered and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;
•	the public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which such securities may be listed.

If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded;
•	in the over-the-counter market;
•	in negotiated transactions; or
•	under delayed delivery contracts or other contractual commitments.

We may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may indemnify agents, underwriters and dealers against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. Agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is traded on the Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange and, in the case of our common stock, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, we will not be obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the offered securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

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To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Lucosky Brookman LLP will pass upon the validity of the issuance of the securities to be offered by this prospectus.

EXPERTS

Farber Hass Harley LLP, an independent registered public accounting firm, has audited our consolidated balance sheets as of March 31, 2021 and March 31, 2020, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the fiscal years then ended, which report is incorporated by reference in this prospectus. We have incorporated by reference our financial statements in this prospectus and in this registration statement in reliance on the report of Farber Hass Harley LLP given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference into this prospectus is considered part of this prospectus.

Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. For more information, see “About this Prospectus.”

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any additional documents that we may file in the future with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any documents filed after the date on which the registration statement of which this prospectus is a part is initially filed until the offering of the security covered by this prospectus has been completed, other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 filed with the SEC on June 29, 2021;

•	our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2021, September 30, 2021 and December 31, 2021, filed with the SEC on August 16, 2021, November 12, 2021 and February 14, 2022, respectively;

•	our Current Reports on Form 8-K filed with the SEC on May 12, 2021, May 24, 2021, August 16, 2021, September 17, 2021, September 30, 2021, October 29, 2021, December 1, 2021, December 3, 2021, January 4, 2022, February 14, 2022, February 25, 2022 and April 8, 2022; and

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•	the description of the Company’s Common Stock contained in the Company’ Registration Statement on Form 8-A (File No. 001-41277) filed on February 9, 2022, including any amendment or report filed for the purpose of updating such description.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into this prospectus. These documents are also available free of charge through the investors section on our website at www.modular-medical.com as soon as practicable after such materials have been electronically filed with, or furnished to, the SEC. You may request a copy of these filings, at no cost, by writing or telephoning us at the following:

Modular Medical, Inc.,

16772 W. Bernardo Drive

San Diego, CA 92127

Attention: Corporate Secretary

(858) 800-3500

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and future prospects may have changed since those respective dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available from the SEC’s website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC. As permitted by SEC rules, this prospectus supplement and the accompanying prospectus form a part of the registration statement, but do not contain all of the information that is included in the registration statement. The registration statement contains more information regarding us and our securities, including certain exhibits. You can obtain a copy of the registration statement from the SEC’s website.

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449,438 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 1,348,314 Shares of Common Stock

PROSPECTUS SUPPLEMENT

May 2, 2022

Sole Placement Agent

Oppenheimer & Co.